SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     -----

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               AICI CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

                Delaware                                 91-6444761
(State of incorporation or organization)    (I.R.S. employer identification no.)

 c/o Acceptance Insurance Companies Inc.
  222 S. 15th Street, Suite 600 North
             Omaha, Nebraska                               68102
(Address of principal executive offices)                 (zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        to be so registered                       each class is to be registered

9.00% Preferred Securities (and the                New York Stock Exchange, Inc.
  Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


Item 1.  Description of Registrant's Securities to be Registered.

     AICI Capital Trust, a business trust organized under the laws of the State of Delaware ("AICI Trust"), is applying for registration of its 9.00% Preferred Securities (the "Preferred Securities") and the guarantee (the "Guarantee") with respect to the Preferred Securities made by Acceptance Insurance Companies Inc. ("Acceptance"). Both the description of the Preferred Securities which is set forth under the caption "Description of the Preferred Securities" and the description of the Guarantee which is set forth under the caption "Description of the Guarantee" contained in the preliminary prospectus that has been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, as part of Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-28749) (the "Registration Statement"), and the final prospectus that has been filed with the Commission as part of Amendment No. 2 to the Registration Statement, are incorporated herein by reference.

Item 2.  Exhibits.

     The Preferred Securities (and the Guarantee with respect thereto) are to be listed on the New York Stock Exchange, Inc. ("NYSE"). Pursuant to Instruction II as to exhibits, the following exhibits are included with each copy of this registration statement to be filed with the NYSE.

Exhibit Number                              Exhibit

     1.1* Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-28749) filed with the Commission on July 18, 1997.

     1.2 Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-28749) filed with the Commission on July 29, 1997.

     2.          None.

     3.          None.

     4.1*        Certificate of Trust of the AICI Trust.

     4.2*        Form of Amended and Restated Trust Agreement of the AICI Trust.

     4.3* Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures due 2027 of Acceptance including the Form of Global Security and the Form of Definitive Security.

     5.1*        Form  of  Certificate  for  Preferred  Securities  (included in
                 Exhibit 4.2).

     5.2*        Form of Guarantee Agreement by Acceptance.

     6.          None.

------------------
*Previously filed.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, AICI Capital Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AICI CAPITAL TRUST


                                        By: /s/ William J. Gerber
                                            William J. Gerber, as Administrator

Dated:  October 16, 1997


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Acceptance Insurance Companies Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ACCEPTANCE INSURANCE COMPANIES INC.


                                        By: /s/ Kenneth C. Coon
                                            Kenneth C. Coon,
                                            Chairman and Chief Executive Officer

Dated:  October 16, 1997